As filed with the Securities and Exchange Commission on July 26, 2017

Registration Statement No. 333-219255

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIVE OAK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	26-4596286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1741 Tiburon Drive

Wilmington, North Carolina 28403

Telephone: (910) 790-5867

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory W. Seward

General Counsel

Live Oak Bancshares, Inc.

1741 Tiburon Drive

Wilmington, North Carolina 28403

Telephone: (910) 212-4710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd H. Eveson

Jonathan A. Greene

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Fax (919) 781-4865

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-3 of Live Oak Bancshares, Inc. (File No. 333-219255), initially filed on July 12, 2017, is to file the opinion of Wyrick Robbins Yates & Ponton LLP as Exhibit 5.1 hereto, an updated opinion of counsel as to the legality of the securities registered hereby, as indicated in Item 16 of Part II of this amendment. No change is made to Part I or Items 14, 15 or 17 of Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		$23,180
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing and mailing expenses	$		*
Miscellaneous	$		*
Total	$		*

*	These expenses are not presently known and cannot be estimated. The applicable prospectus supplement will set forth the aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from, the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The bylaws of the Company provide for indemnification to the fullest extent permitted by law for persons who serve as a director, officer, agent or employee of the Company or at the request of the Company serve as a director, officer, agent or employee for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan. Accordingly, the Company may indemnify its directors, officers, agents or employees in accordance with either the statutory or nonstatutory standards.

Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. The Company has purchased a standard directors’ and officers’ liability policy which will, subject to certain limitations, indemnify the Company and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

As permitted by North Carolina law, Article VI of the Articles of Incorporation of the Company limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of the Company or otherwise, provided that such limitation will not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Company, (ii) any liability under Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Company).

Item 16. Exhibits.

The exhibits to the registration statement are listed in the exhibit index included herewith and incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(f) If applicable, the undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on July 26, 2017.

LIVE OAK BANCSHARES, INC.

By:	/s/ James S. Mahan III
James S. Mahan III
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities shown and on July 26, 2017.

Signature	Capacity	Date

/s/ James S. Mahan III James S. Mahan III	Chairman and Chief Executive Officer (Principal Executive Officer)	July 26, 2017

/s/ S. Brett Caines S. Brett Caines	Chief Financial Officer (Principal Financial Officer)	July 26, 2017

/s/ J. Wesley Sutherland J. Wesley Sutherland	Chief Accounting Officer (Principal Accounting Officer	July 26, 2017

* William L. Williams III	Vice Chairman of the Board of Directors	July 26, 2017

* William H. Cameron	Director	July 26, 2017

* Diane B. Glossman	Director	July 26, 2017

* Glen F. Hoffsis	Director	July 26, 2017

* Howard K. Landis	Director	July 26, 2017

* David G. Lucht	Director	July 26, 2017

* Miltom E. Petty	Director	July 26, 2017

* Jerald L. Pullins	Director	July 26, 2017

* Neil L. Underwood	Director	July 26, 2017

*By:	/s/ James S. Mahan III
James S. Mahan III
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1**	Form of Underwriting Agreement for Debt Securities.

1.2**	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.

1.3**	Form of Underwriting Agreement for Voting Common Stock.

1.4**	Form of Underwriting Agreement for Non-Voting Common Stock.

1.5**	Form of Underwriting Agreement for Purchase Contracts.

1.6**	Form of Underwriting Agreement for Units.

1.7**	Form of Standby Underwriting Agreement for Rights.

2.1	Contribution Agreement dated as of May 9, 2017 (filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2017), incorporated herein by reference.

4.1	Amended and Restated Articles of Incorporation of Live Oak Bancshares, Inc. (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (No. 333-205126) filed with the Securities and Exchange Commission on June 19, 2015), incorporated herein by reference.

4.2	Amended Bylaws of Live Oak Bancshares, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (No. 333-205126) filed with the Securities and Exchange Commission on June 19, 2015), incorporated herein by reference.

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement on Form S-1 (No. 333-205126) filed with the Securities and Exchange Commission on June 19, 2015), incorporated herein by reference.

4.4	Registration and Other Rights Agreement between Live Oak Bancshares, Inc. and Wellington purchasers (filed as Exhibit 4.2 to the Registration Statement on Form S-1 (No. 333-205126) filed with the Securities and Exchange Commission on June 19, 2015), incorporated herein by reference.

4.5**	Form of Articles of Amendment Establishing a Series of Preferred Stock.

4.6*	Form of Senior Indenture.

4.7**	Form of Senior Note.

4.8*	Form of Subordinated Indenture.

4.9**	Form of Subordinated Debt Security.

4.10**	Form of Unit Agreement.

4.11**	Form of Warrant Agreement.

4.12**	Form of Rights Agreement.

4.13*	Form of Deposit Agreement.

4.14**	Form of Purchase Contract Agreement.

4.15*	Form of Depositary Receipt (included in Exhibit 4.13).

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP (filed herewith).

8.1**	Opinion of Wyrick Robbins Yates & Ponton LLP as to certain U.S. federal income tax matters.

23.1	Consent of Dixon Hughes Goodman LLP (filed herewith).

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

Exhibit Number	Exhibit Description

24.1*	Power of Attorney.

25.1***	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture.

*	Previously filed with the Registrants registration statement on Form S-3, filed July 12, 2017 and incorporated herein by reference.
**	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.